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Square 1 Financial, Inc.

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May 23, 2014

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Square 1 Financial, Inc. The meeting will be held at the Washington Duke Inn & Golf Club, 3001 Cameron Boulevard, Durham, North Carolina on Tuesday, June 24, 2014 at 4:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as representatives of Grant Thornton LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. You can vote your shares via the Internet, by telephone or by completing and returning a proxy card. Voting instructions are printed on your proxy card and are included in the accompanying proxy statement. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Robert S. Muehlenbeck
Chairman of the Board

406 Blackwell Street

Suite 240

Durham, North Carolina 27701

(919) 314-3040

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	4:00 p.m. on Tuesday, June 24, 2014

PLACE	Washington Duke Inn & Golf Club
3001 Cameron Boulevard
Durham, North Carolina

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years;

(2) To ratify Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on May 13, 2014.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone or by completing and returning a proxy card. Voting instructions are printed on your proxy card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

Beth Reeves
Corporate Secretary

Durham, North Carolina
May 23, 2014

Square 1 Financial, Inc.

Proxy Statement

SQUARE 1 FINANCIAL, Inc.

Proxy Statement

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Square 1 Financial, Inc. for the 2014 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Square 1 Financial, Inc. as “Square 1 Financial,” the “Company,” “we,” “our” or “us.”

Square 1 Financial is the holding company for Square 1 Bank. In this proxy statement, we may also refer to Square 1 Bank as the “Bank.”

We are holding the 2014 annual meeting at the Washington Duke Inn & Golf Club, 3001 Cameron Boulevard, Durham, North Carolina on Tuesday, June 24, 2014 at 4:00 p.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about May 23, 2014.

Important Notice Regarding the INTERNET Availability of Proxy Materials for the STOCKholder Meeting to Be Held on JUNE 24, 2014

This proxy statement and the Company’s 2013 annual report to stockholders are available at www.edocumentview.com/SQBK.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of Square 1 Financial Class A common stock that you owned as of May 13, 2014. As of the close of business on May 13, 2014, a total of 24,885,346 shares of Square 1 Financial Class A common stock were outstanding. References in this proxy statement to “common stock” or “shares” refer to Square 1 Financial’s Class A common stock unless we state otherwise or the context otherwise requires.

Ownership of Shares; Attending the Meeting

You may own shares of Square 1 Financial in one of the following ways:

•	Directly in your name as the stockholder of record; or

•	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form provided by your broker, bank or other holder of record. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record. If you hold your shares in street name, you will need photo identification and proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Square 1 Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if a majority of the issued and outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you abstain from voting. Broker non-votes will also be counted to determine the existence of a quorum.

Vote Required for Proposals. In voting on the election of directors, you may vote in favor of all of the nominees, withhold votes as to all of the nominees or withhold votes as to a specific nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes withheld and broker non-votes will have no effect on the vote for the election of directors.

In voting on the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the vote.

Effect of Not Casting Your Vote

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1). Current regulations restrict the ability of your bank or broker to vote your shares in the election of directors and other matters on a discretionary basis if you have not provided voting instructions. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on this matter on your behalf. These are referred to as broker non-votes. Your bank or broker does, however, continue to have discretion to vote any of your shares that you have not provided voting instructions on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2).

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Voting by Proxy

The Company’s Board of Directors is requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:

•	“FOR” each of the nominees for director; and

•	“FOR” ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, vote online or by telephone on a later date or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting are set forth on the proxy card. The deadline for voting via the Internet or by telephone is 1:00 a.m., Eastern time, on Tuesday, June 24, 2014.

CORPORATE GOVERNANCE AND BOARD MATTERS

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Square 1 Financial periodically reviews its corporate governance policies and procedures in its efforts to ensure that Square 1 Financial meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern Square 1 Financial’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts corporate governance policies and practices for Square 1 Financial.

Director Independence

The Company’s Board of Directors consists of twelve members, all of whom are independent under the listing requirements of the Nasdaq Stock Market, except for our current President and Chief Executive Officer, Douglas H. Bowers, and the former Executive Vice President and Chief Credit Officer, Susan G. Casey. While W. Kirk Wycoff is not deemed independent under Nasdaq Audit Committee composition standards as a result of his affiliation with Patriot (as defined below), the Board of Directors has determined that he is independent for purposes of the Nasdaq Compensation Committee Standards. See “Items to be Voted on by Stockholders – Item 1 – Election of Directors.”

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Board Leadership Structure and Board’s Role in Risk Oversight

Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the Board. The Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the Chairman of the Board and President and Chief Executive Officer allows the President and Chief Executive Officer to better focus on his growing responsibilities of running Square 1 Financial, enhancing shareholder value and expanding and strengthening Square 1 Financial’s franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Robert S. Muehlenbeck serves as Chairman of the Board of Directors of Square 1 Financial. Mr. Muehlenbeck is independent under the listing requirements of The Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit, interest rate, liquidity, operational, strategic and reputation risks. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Corporate Governance Policy

Square 1 Financial has adopted a corporate governance policy to govern certain activities, including:

(1)	the duties and responsibilities of the Board of Directors and each director;
(2)	the composition and operation of the Board of Directors;
(3)	the establishment and operation of Board committees;
(4)	convening executive sessions of independent directors;
(5)	succession planning;
(6)	the Board of Directors’ interaction with management and third parties;
(7)	the evaluation of the performance of the Board of Directors and of the Chief Executive Officer; and
(8)	orientation of new directors and continuing education.

Code of Ethics and Business Conduct

Square 1 Financial has adopted a Code of Ethics and Business Conduct which is designed to ensure that Square 1 Financial’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct requires that Square 1 Financial’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in Square 1 Financial’s best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct.

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As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, Square 1 Financial has established procedures to receive, retain and treat complaints received regarding accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. It is Square 1 Financial’s policy that no reprisal will be taken against any director, executive officer or employee who reports a concern in good faith and pursuant to and in accordance with the Code of Ethics and Business Conduct.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has been or is an officer or employee of Square 1 Financial or Square 1 Bank. In addition, none of our executive officers serves or has served as a member of the Board of Directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Committees of the Board of Directors

The following table identifies the members of the Company’s Audit, Compensation and Nominating/Corporate Governance Committees at May 13, 2014. All members of each committee are independent in accordance with the listing requirements of the Nasdaq Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Corporate Governance portion of the Investor Relations section of our website (www.square1financial.com). The Company also maintains a Board Asset/Liability Committee (“BALCO”) and the Bank maintains a Directors’ Loan Committee (“DLC”).

Director	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Paul R. Burke	X	X*
Susan G. Casey
Norman P. Creighton			X
William F. Grant III	X*		X
Daniel R. Mathis.
Robert S. Muehlenbeck		X
John T. Pietrzak	X	X
Seth A. Rudnick		X	X*
Robert H. Scott		X
Robert I. Usdan	X		X
W. Kirk Wycoff		X

Number of Meetings in 2013	6	6	4

________________________________

* Denotes Chairperson

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Audit Committee

The Audit Committee meets periodically with independent auditors and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that Mr. Grant is an audit committee financial expert under the rules of the SEC. Each of the members of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market.

Compensation Committee

The Compensation Committee is responsible for all matters regarding Square 1 Financial’s employee compensation and benefit programs, including approval of the compensation objectives for Square 1 Financial and Square 1 Bank, establishing the compensation for Square 1 Financial’s and Square 1 Bank’s senior management and conducting the performance review of the President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, cash incentive plans, long-term incentive plans and various employee benefit matters. Each of the members of the Compensation Committee is independent in accordance with the listing standards of the Nasdaq Stock Market.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee takes a leadership role in shaping Square 1 Financial’s governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Square 1 Financial and monitoring compliance with these policies and guidelines. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board of Directors and recommending to the Board the director nominees for election at the annual meeting of shareholders. This committee also recommends to the Board director candidates for each committee for appointment by the Board. Each of the members of the Nominating/Corporate Governance Committee is independent in accordance with the listing standards of the Nasdaq Stock Market.

Minimum Qualifications. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating/Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	Contributions to the range of talent, skill and expertise for the Board;

•	Financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and the ability to read and understand financial statements;

•	Familiarity with and participation in the venture capital and venture banking market;

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•	Personal and professional integrity, honesty and reputation;

•	The ability to represent the best interests of the Company and its stockholders;

•	A candidate’s equity holdings in the Company; and

•	Independence under applicable Securities and Exchange Commission and listing definitions.

The Committee also will consider any other factors it deems relevant, including the extent to which the candidate helps the Board of Directors reflect the diversity of the Company’s stockholders, employees, customers and communities. The Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors and the need for audit committee expertise.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating/Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

To identify nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Considerations of Recommendations by Stockholders. It is the policy of the Nominating/Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

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1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was made available to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Board Asset/Liability Committee

The BALCO is responsible for setting Square 1 Financial’s overall policy, limits and strategies with respect to interest rate risk, valuation risk, capital, liquidity and the investment portfolio of Square 1 Financial and its subsidiaries.

Square 1 Bank Directors’ Loan Committee

The DLC of Square 1 Bank is responsible for providing oversight of the credit risk management function of the Bank as well as exercising loan approval authority for loans exceeding the delegated authority of the Chief Credit Officer.

Directors’ Compensation

Non-employee directors of Square 1 Bank and Square 1 Financial receive: an annual cash retainer of between $20,000 and $25,000 for their service as a member of the Board of Directors; an annual cash retainer of between $4,000 and $20,000 for their service as a chair of a committee of the Board of Directors; and an annual cash retainer of between $2,000 and $10,000 for their service as a member of a committee of the Board of Directors.

In addition, Square 1 Financial will grant to each non-employee director restricted stock units of Square 1 Financial in an amount equivalent to $15,000 for directors of both Square 1 Financial and Square 1 Bank, and in an amount equivalent to $10,000 for directors of Square 1 Financial, the exact number of restricted stock units to be calculated based upon the value of Square 1 Financial common stock. Directors who hold (or represent firms that hold) greater than 17,800 shares of Square 1 Financial common stock are permitted to elect to receive an annual cash fee in lieu of restricted stock units. These restricted stock units vest on the first anniversary of the grant date.

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The following table sets forth compensation paid, earned or awarded during 2013 to each of our non-employee directors. The table also includes compensation earned by each director that is attributable to their service as a director of Square 1 Bank.

Director	Fees Earned or Paid in Cash		Stock Awards (5)	Total
Paul R. Burke	$40,000	(1)	$15,002	$55,002
Susan G. Casey	21,667		10,001	31,668
Norman P. Creighton	52,000	(2)	—	52,000
William F. Grant III	37,000		15,002	52,002
Robert E. Keith, Jr.	30,000	(1)(3)	15,002	45,002
Daniel R. Mathis	60,000	(2)	—	60,000
Robert S. Muehlenbeck	61,000		15,002	76,002
John T. Pietrzak	49,167	(1)(2)	—	49,167
Seth A. Rudnick	52,333	(2)	—	52,333
Robert H. Scott	38,000		15,002	53,002
Lee Settle	24,167	(3)	15,002	39,169
Robert I. Usdan	5,167	(4)	—	5,167
W. Kirk Wycoff	46,000	(1)(2)	—	46,000

(1)	Includes payments made to Northaven, TL Ventures, Castle Creek and Patriot Financial Partners, the respective entities these Directors represent.
(2)	Includes an annual cash fee of $15,000 in lieu of restricted stock units.
(3)	Messrs. Keith and Settle resigned from the Board of Directors effective October 31, 2013. Their restricted stock units became fully vested upon their resignation.
(4)	Mr. Usdan was appointed to the Board of Directors in November 2013.
(5)	Represents the aggregate grant date fair value of the granting of 2,055 restricted stock units to each director who is a director of both the Company and the Bank, and 1,370 restricted stock units to each director who is a director of only the Company computed in accordance with FASB ASC Topic 718 based on a per share price of $7.30.

Directors are reimbursed for travel, food, lodging and other expenses directly related to their activities as directors.

Board and Committee Meetings

During 2013, the Board of Directors of the Company and the Board of Directors of the Bank each held 14 and 13 meetings, respectively. No director attended fewer than 75% of the aggregate total meetings of the respective Board of Directors and the committees on which such director served during 2013.

Director Attendance at Annual Meeting of Stockholders

While the Company has no formal policy on director attendance at the annual meeting of stockholders, all directors are encouraged to attend. Four directors of the Company attended the 2013 annual meeting of stockholders.

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Audit-Related Matters

Report of the Audit Committee

Square 1 Financial’s management is responsible for Square 1 Financial’s internal controls and financial reporting process. Square 1 Financial’s independent registered public accounting firm is responsible for performing an independent audit of Square 1 Financial’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees Square 1 Financial’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Square 1 Financial’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed pursuant to U.S. Auditing Standard No. 16 (Communications with Audit Committees).

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from Square 1 Financial and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with Square 1 Financial’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Square 1 Financial’s internal controls and the overall quality of Square 1 Financial’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Square 1 Financial’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of Square 1 Financial’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that Square 1 Financial’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of Square 1 Financial’s financial statements has been carried out in accordance with generally accepted auditing standards or that Square 1 Financial’s independent registered public accounting firm is “independent.”

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The Audit Committee has approved, subject to stockholder ratification, the selection of Square 1 Financial’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Audit Committee of the Board of Directors of

Square 1 Financial, Inc.

William F. Grant, Chairman

Paul R. Burke

John T. Pietrzak

Robert I. Usdan

Audit Fees

The following table sets forth the fees billed to Square 1 Financial for the years ended December 31, 2013 and 2012 by Grant Thornton LLP.

	2013	2012
Audit Fees	$352,453	$171,720
Audit Related Fees (1)	191,375	-
Tax Fees	-	-
All Other Fees (2)	26,837	-

(1)	Consists of fees related to the initial public offering.
(2)	Consists of fees related to agreed upon procedures.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for appointing, setting the compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to Square 1 Financial that are prohibited by law or regulation.

In addition, in connection with the Company’s recent initial public offering, the Audit Committee established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.

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Stock Ownership

The following table provides information as of May 13, 2014 about the persons known to Square 1 Financial to be the beneficial owners of more than 5% of its outstanding Class A Voting common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding (1)

Patriot Financial Partners, L.P. Cira Centre, 2929 Arch Street Philadelphia, PA 19104	3,964,438	(2)	15.46%

Castle Creek Capital Partners IV, L.P. 6051 El Tordo Rancho Santa Fe, CA 92067-1329	1,898,842	(3)	7.63%

Endicott Opportunity Partners III, L.P. (4) 360 Madison Avenue, 21st Floor New York, NY 10017	1,898,842	(5)	7.63%

Northaven Management, Inc. 275 Park Avenue, 6th Floor New York, NY 10016	1,448,208	(6)	5.82%

(1)	Based on 24,885,346 shares of Square 1 Financial’s Class A Voting common stock outstanding and entitled to vote as of May 13, 2014.
(2)	Includes shares held by each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. Because (i) W. Kirk Wycoff, Ira Lubert and James Lynch serve as general partners of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Funds”) and Patriot Financial Partners, GP, L.P (“Patriot GP”) and as members of Patriot Financial Partners, GP, LLC (“Patriot LLC”), (ii) Patriot LLC serves as general partner of Patriot GP and (iii) Patriot GP serves as general partner of the Funds, each of Messrs. Wycoff, Lubert and Lynch, Patriot LLC and Patriot GP may be deemed to possess shared voting and dispositive power over the shares of Company common stock held by the Funds. Includes 750,000 shares of Company common stock that may be acquired upon the exercise of warrants.
(3)	Does not include 2,563,383 shares of Class B Non-Voting Common Stock held by Castle Creek Capital Partners IV, L.P. (“Castle Creek IV”) and its affiliates. Because John M. Eggemeyer serves as managing principal of Castle Creek Capital IV, LLC (“CCC IV”), the sole general partner of Castle Creek IV, Mr. Eggemeyer may be deemed to possess shared voting and dispositive power over the shares of common stock of Square 1 Financial. Mr. Eggemeyer disclaims beneficial ownership of such common stock, except to the extent of his pecuniary interest therein. CCC IV disclaims beneficial ownership of such common stock except to the extent of its pecuniary interest therein.
(4)	Endicott Management Company (“EMC”) is the investment manager to Endicott Opportunity Partners III, L.P. (“EOP III”), and consequently has the authority to vote and to dispose of the securities held by EOP III. W.R. Endicott III, L.L.C. (“WRE III”), is the general partner of EOP III and may be deemed to have beneficial ownership of, and share voting and dispositive power over, shares of securities held directly by EOP III. Robert I. Usdan and Wayne K. Goldstein are the Co-Presidents and sole shareholders of EMC and the managing members of WRE III and may be deemed to have beneficial ownership of, and share voting and dispositive power over, shares of securities held directly by EOP III.
(5)	Does not include 831,727 shares of Class B Non-Voting Common Stock held by Endicott Opportunity Partners III, L.P. and its affiliates.

(footnotes continued on next page)

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(6)	Includes shares held by each of Northaven Partners, L.P., Northaven Partners II, L.P., Northaven Partners III, L.P., Northaven Capital Partners, L.P. (together, the “Partnerships”), and Northaven Offshore, Ltd. (together with the Partnerships, the “Funds”). Northaven Management, Inc. (the “Manager”), which serves as investment advisor to the Funds, is the beneficial owner of 1,448,208 shares of Class A common stock, and has shared voting and dispositive power over the shares owned by the Funds. Northaven Associates, LLC (the “General Partner”) is the general partner of each of the Partnerships, owns the management shares of Northaven Offshore, Ltd., and may be deemed to have beneficial ownership of the shares held by the Funds, and has shared voting and dispositive power over such shares. Paul Burke and Richard Brown are the shareholders of the Manager and the members of the General Partner, may each be deemed to be beneficial owners of the shares owned by the Funds, and have shared voting and dispositive power over such shares.

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The following table provides information about the shares of Square 1 Financial common stock that may be considered to be owned by each director of Square 1 Financial, each executive officer named in the summary compensation table and by all directors and executive officers of Square 1 Financial as a group as of May 13, 2014. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The number of shares beneficially owned by all directors and executive officers as a group totaled 5.01% of our common stock as of May 13, 2014.

Name of Beneficial Owner	Number of Shares Owned (Excluding Options, Trust Preferred Securities, Warrants and RSUs)		Number of Shares That May be Acquired Within 60 Days by Exercising Options, Trust Preferred Securities and Warrants and Vesting of RSUs	Total Number of Shares	Percent of Class
Samir Bhaumik	15,413		24,000	39,413	*
Douglas H. Bowers	110,347		120,000	230,347	*
Paul R. Burke	4,236	(2)	—	4,236	*
Susan G. Casey	103,562		194,000	297,562	1.20
Norman P. Creighton	166,181		4,000	170,181	*
Diane Earle	3,502		10,000	13,502	*
Judith E. Erwin	24,872		58,000	82,872	*
William F. Grant III	24,236		17,000	41,236	*
Jason Kranack	734		2,000	2,734	*
Daniel R. Mathis	22,181		19,000	41,181	*
Robert S. Muehlenbeck	58,236		9,000	67,236	*
Patrick Oakes	15,906		10,000	25,906	*
John T. Pietrzak	—	(3)	—	—	*
Seth A. Rudnick	—		30,000	30,000	*
Robert H. Scott	4,436		—	4,436	*
Gregory Thompson	8,391		16,000	24,391	*
Frank Tower	5,000		—	5,000	*
Robert I. Usdan	—	(4)	—	—	*
Christopher J. Woolley	88,290		77,000	165,290	*
W. Kirk Wycoff	—	(5)	—	—	*

All directors and executive officers as a group (20 persons)	655,523		590,000	1,245,523	5.01%

*	Less than 1%.
(1)	Based on 24,885,346 shares of Square 1 Financial’s Class A common stock outstanding and entitled to vote as of May 13, 2014, plus the number of shares that may be acquired within 60 days thereafter by each individual (or group of individuals) by exercising stock options and shares issuable upon the exercise of warrants and the conversion of trust preferred securities.
(2)	Northaven Management, Inc. is the beneficial owner of 1,448,208 shares of Square 1 Financial’s Class A common stock. As Mr. Burke serves as a shareholder in Northaven Management, Inc., and a member of Northaven Associates, LLC, the general partner of each of Northaven Partners, L.P., Northaven Partners II, L.P., Northaven Partners III, L.P., and Northaven Capital Partners, L.P., and Northaven Offshore Ltd. Mr. Burke may be deemed to have beneficial ownership of such shares.
(3)	Mr. Pietrzak serves as a principal of Castle Creek Capital Partners IV, L.P. which entity owns 1,898,842 shares of Square 1 Financial’s Class A common stock and 2,563,383 shares of Square 1 Financial’s Class B non-voting common stock. Mr. Pietrzak disclaims beneficial ownership of such shares.
(4)	Mr. Usdan serves as a managing member of WRE III, the general partner of EOP III which entity owns 1,898,842 shares of Square 1 Financial’s Class A common stock and 831,727 shares of Square 1 Financial’s Class B non-voting common stock. Mr. Usdan may be deemed to have beneficial ownership of such shares. Mr. Usdan disclaims beneficial ownership of such shares.

(footnotes continued on next page)

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(5)	Patriot Financial Partners, L.P. holds 2,740,946 shares and 639,524 warrants to purchase shares of Square 1 Financial’s Class A common stock. Patriot Financial Partners Parallel, L.P. holds 473,492 shares and 110,476 warrants to purchase shares of Square 1 Financial’s Class A common stock. Patriot GP is a general partner of the Funds, and Patriot LLC is a general partner of Patriot GP. In addition, Mr. Wycoff is one of the general partners of the Funds and Patriot GP, and is a member of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Mr. Wycoff. Mr. Wycoff disclaims beneficial ownership thereof except to the extent of his pecuniary interest therein.

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ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors currently consists of twelve members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for three-year terms or until their respective successors have been elected and qualified, are Paul R. Burke, John T. Pietrzak and W. Kirk Wycoff. Other than Ms. Casey, each of our directors also currently serves as a director of Square 1 Bank.

We entered into agreements with Endicott Opportunity Partners III, L.P. (“Endicott”), Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (“Patriot”), Castle Creek Capital Partners IV, L.P. (“Castle Creek”), and Northaven Partners, L.P. (“Northaven”) that permits each of them to nominate one representative who will be elected or appointed to our Board of Directors for so long as each of Endicott, Patriot, Castle Creek and Northaven or their affiliates owns at least 4.9% of the outstanding shares of our common stock. Robert I. Usdan, W. Kirk Wycoff, John T. Pietrzak and Paul R. Burke currently serve on our Board of Directors as the representatives of Endicott, Patriot, Castle Creek and Northaven, respectively. Messrs. Wycoff, Pietrzak and Burke were elected by Square 1 Financial’s shareholders following the expiration of the terms to which they were appointed under the terms of the agreements. Mr. Usdan was appointed to serve on our Board of Directors under the terms of the agreement and will stand for election by Square 1 Financial’s shareholders following the expiration of the term to which he was appointed.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, we know of no reason why any nominee might be unable to serve.

The Board of Directors recommends that stockholders vote “FOR” the election of each nominee.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of May 13, 2014.

Board Nominees for Terms Ending in 2017

Paul R. Burke. Mr. Burke co-founded Northaven Management, Inc., an investment management firm focusing exclusively on equity investments in the financial services industry. Mr. Burke shares responsibility for Northaven’s investment activities and oversees its operations. Prior to the formation of Northaven, Mr. Burke was a Vice President in Bankers Trust’s Financial Services Group, where he spent 10 years involved in the origination and execution of merger and acquisition, restructuring and principal transactions for a wide array of financial services firms. He serves as a director of Kinloch Holdings, Inc. Mr. Burke’s substantial experience with respect to mergers and acquisitions and restructuring transactions within the financial services industry, as well as his experience as a director of various public and private companies, qualify him to serve on our Board of Directors. Age 51. Director since 2010.

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John T. Pietrzak. Mr. Pietrzak is a Managing Principal at Castle Creek Capital and has been with that firm since 2005. Mr. Pietrzak serves on the board of Intermountain Community Bancorp and its wholly-owned subsidiary Panhandle State Bank, and is also a board member of Community Trust Financial Corporation. Mr. Pietrzak is a former board member of West Coast Bancorp and its wholly-owned subsidiary West Coast Bank. Prior to joining Castle Creek, Mr. Pietrzak was a Director at Levi Strauss & Co. where he led a team responsible for forecasting demand for the Dockers brand. Prior to that, he worked at Diamond Strategy and Technology Consultants. Mr. Pietrzak began his career at Sara Lee Corporation where he held positions in a variety of functional areas. Age 42. Director since 2010.

W. Kirk Wycoff. Mr. Wycoff has more than 30 years of banking experience and is the Managing Partner of Patriot Financial Partners. He serves as Chairman of the Board of Directors of Continental Bank Holdings, Inc., and served as its President and Chief Executive Officer from its inception in 2005 until June of 2007. Mr. Wycoff serves on the Boards of Directors of Guaranty Bancorp, Porter Bancorp, Inc. and Heritage Commerce Corp. Mr. Wycoff served on the investment committee of NewSpring Ventures (which he co-founded in 1999) and NewSpring Mezzanine Fund. From 1991 to 2004, Mr. Wycoff was Chairman and Chief Executive Officer of Progress Financial Corp. Mr. Wycoff also served as Chief Executive Officer of Crusader Savings Bank, a Philadelphia community bank from 1989-91. Mr. Wycoff’s extensive prior experience as a director of numerous banking organizations, including his experience as a director of publicly-traded banking organizations, as well as his extensive experience with capital acquisition and management in the banking industry, qualify him to serve on our Board of Directors. Age 56. Director since 2010.

Directors with Terms Ending in 2015

Susan G. Casey. Ms. Casey is an original founder and member of the Board of Directors of Square 1 Financial. Ms. Casey served Square 1 Bank in a variety of functions, most recently as Chief Credit Officer. Prior to founding Square 1 Bank, she was President of the Technology & Life Science Division of Comerica Bank. Ms. Casey joined Comerica after its acquisition of Imperial Bank in 2001, where she was Chief Credit Officer and Chief Operating Officer of the Emerging Growth Division. She also spent five years at Silicon Valley Bank before her tenure at Imperial Bank. Ms. Casey’s knowledge of all aspects of the business of Square 1 Financial, extensive experience in the venture capital banking industry, and her long-standing relationships within the venture capital community, qualify her to serve on our Board of Directors. Age 55. Director since 2007.

Daniel R. Mathis. Mr. Mathis was formerly President, Chief Executive Officer and a Director of First National Bank in San Diego, California from 2001 to 2002. Prior to joining First National Bank, Mr. Mathis worked at Imperial Bank from 1993 to 2001. From January 1997 to 2001, Mr. Mathis was President, Chief Operating Officer and a director of Imperial Bank. Mr. Mathis’ extensive senior executive management level experience in commercial banking and the venture banking industry, qualifies him to serve on our Board of Directors. Age 67. Director since 2004.

Robert I. Usdan. Mr. Usdan is a Co-Founder and Principal of The Endicott Group, a private investment and advisory firm specializing in the financial services industry. Prior to founding Endicott in 1996, Mr. Usdan was an Associate Director at Sandler O’Neill & Partners, L.P. Mr. Usdan currently serves on the Board of Directors of American Business Bank and TGR Financial, Inc. Mr. Usdan received a Bachelor of Arts from the University of Virginia. Mr. Usdan’s experience with respect to the financial services industry, as well as his experience overseeing the growth of early stage portfolio companies, qualifies him to serve on our Board of Directors. Age 48. Director since 2013.

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Directors with Terms Ending in 2016

Douglas H. Bowers. Mr. Bowers is Chairman, President and Chief Executive Officer of Square 1 Bank and President and Chief Executive Officer of Square 1 Financial. He brings with him nearly 30 years of banking experience from Bank of America and its predecessors. Throughout his career, Mr. Bowers had responsibility for a wide range of activities, including Head of Commercial Banking, Head of Foreign Exchange, President of Europe, Middle East and Africa (based in London), Head of Large Corporate Banking and President of Bank of America’s Leasing business. In the 18 months prior to joining Square 1 Financial, he was a Managing Director for LoneStar/Hudson Advisors, a large private equity firm based out of Dallas. Mr. Bowers’ wealth of varied banking experience and significant knowledge of all aspects of the business of Square 1 Financial, as well as his long-standing relationships in the banking industry, qualify him to serve on our Board of Directors. Age 56. Director since 2011.

William F. Grant III. Mr. Grant is currently a self-employed financial consultant and advisor. From 2002 to 2012 he was a Principal of the Wm. Franklin Group, a sole proprietorship focusing on bank management reviews. He was a Principal in The Secura Group’s financial consulting practice from 2000 to 2002. Retiring in 2000, Mr. Grant spent 30 years with the Federal Reserve and the Office of the Comptroller of the Currency, where he held a variety of bank supervision, human resources and public affairs positions. He is a Director and Audit Committee Chair of FSG, Bank NA and FSG Inc., Chattanooga, Tennessee; a publicly traded company. Through his experience at the Federal Reserve and the Office of the Comptroller of the Currency, as well as his service as a director of other financial institutions, Mr. Grant is considered a financial expert and provides knowledge and expertise directly related to the various regulatory matters affecting Square 1 Financial and Square 1 Bank. Age 65. Director since 2005.

Robert S. Muehlenbeck. Mr. Muehlenbeck, Chairman of Square 1 Financial, has extensive senior management and board level experience with publicly traded banks and financial institutions dating back to 1993, serving as a Senior Officer and Director of Imperial Bancorp, Imperial Creditcorp and Ventures, as well as Imperial Credit Industries. Prior to that time, Mr. Muehlenbeck served as President of a real estate development and financial services company, following several years practicing law in the Silicon Valley area. Mr. Muehlenbeck’s extensive senior management level and board experience in the venture capital banking industry and financial services industry, generally, as well as his prior experience as an attorney, qualify him to serve on our Board of Directors. Age 66. Director since 2005.

Dr. Seth A. Rudnick. Dr. Rudnick is a recently retired Partner at Canaan Partners, a global venture capital firm, where he led the firm’s investments in healthcare companies from 1998 to 2013. His prior leadership experience also includes the roles of Chairman of the Board and Chief Executive Officer at CytoTherapeutics, a company focused on the development and commercialization of stem-cell based therapies, and Senior Vice President of Biotech Research and Development at R.W. Johnson Pharmaceutical Research Institute, where he led all research and development activities and managed the Institute’s Biotechnology Center in San Diego, California. Dr. Rudnick also serves on the Board of Directors of Pozen, Liquidia Inc., Envisia, G1 Therapeutics, Vaxinnate and Meryx. He is Chairman of the scientific advisory boards of The Emory Drug Development Institute, DRIVE and G1 Therapeutics. Dr. Rudnick’s vast experience in the life sciences field and the venture capital industry, as well as his management and board experience at various Biotech companies, qualify him to serve on our Board of Directors. Age 65. Director since 2012.

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Robert H. Scott. Mr. Scott is currently President and Chief Executive Officer of Clique Intelligence, Inc., an early stage computer software start-up. Prior to his position at Clique Intelligence, Mr. Scott was Vice President and Worldwide General Manager, Business Solutions Energy and Utilities Business Unit at Hewlett-Packard, responsible for worldwide business operations, sales and marketing, and research and development. Mr. Scott was previously President and Chief Executive Officer of several technology companies, including Xelor Software, Iperia, ONET Networks, MultiLink, Octave Communications and most recently Colubris Networks which was sold to HP in 2008. In 2002, Mr. Scott was named Ernst & Young’s Entrepreneur of the Year for the telecom sector and the New Hampshire High Tech Council’s Entrepreneur of the Year. Mr. Scott currently serves on the board of directors of Bradford Networks and Ezuce and on the advisory board of Windspeed Ventures. Mr. Scott’s extensive public company management experience and his significant experience in the technology and telecom industry, qualify him to serve on our Board of Directors. Age 59. Director since 2009.

Executive Officers

A brief description of the background of each of our executive officers who is not also a director is set forth below.

Samir (Sam) Bhaumik. Mr. Bhaumik is Executive Vice President—Silicon Valley Banking. Prior to joining Square 1 Bank in October 2011, Mr. Bhaumik was with Hercules Technology Growth Capital from September 2004 until September 2011 where he was Senior Managing Director—Technology Group Head. He was part of the original team that took Hercules public in 2005 and committed over $2.0 billion to more than 170 venture-backed technology and life sciences companies nationwide. Before joining Hercules, Mr. Bhaumik spent two years at the New York Stock Exchange as Vice President of the western region. Prior to the New York Stock Exchange, Mr. Bhaumik served as Co-Founder and Senior Vice President of the Emerging Growth Division at Imperial Bank from April 1993 to February 2003. Imperial Bank was acquired by Comerica Bank in early 2001. Prior to Comerica Bank, Mr. Bhaumik served as a Vice President with Silicon Valley Bank’s Technology Group from 1986 to 2003. Age 50.

Diane Earle. Ms. Earle joined Square 1 Bank in August, 2010 as Senior Vice President—Risk Manager, and has served Square 1 Bank as Executive Vice President and Chief Credit Officer since 2012. She has also served in the same capacity with Square 1 Financial, Inc. since 2012. Ms. Earle served as Risk Manager—Life Sciences and Technology of Square 1 Financial and Square 1 Bank from 2010 to 2012. Ms. Earle was Managing Director and Senior Credit Officer of Hercules Technology Growth Capital from 2008 to 2010. Before that, she was Senior Vice President and Senior Credit Officer at Life Sciences Capital, LLC from 2007 to 2008. Prior to that she was Senior Vice President and Senior Risk Manager at GE Life Science Finance from 2001 to 2007. She graduated magna cum laude from Fairfield University in 1982. Age 54.

Judith E. Erwin. Ms. Erwin is a Founder and Executive Vice President—Venture Capital Services and Global Treasury Management, which includes responsibility for all non-debt products, domestic and international treasury products and Square 1 Asset Management. Prior to joining Square 1 in 2005, Ms. Erwin founded the Venture Capital Services practice at Imperial Bank, where she developed a client base throughout the United States, Canada, the United Kingdom and Israel. Prior to Imperial, Ms. Erwin worked for a variety of national and regional commercial banks in either treasury or loan products, sales and/or product management, and has a cumulative 30 years of banking experience. Age 55.

Jason Kranack. Mr. Kranack is Senior Vice President—Head of Human Resources. Mr. Kranack brings over 16 years of experience in human resources, operations, labor relations and organizational design across diversified industries, including leadership roles with US Filter, Penske Logistics and Bank of America. Prior to joining Square 1, Mr. Kranack was President of JKCG, LLC, an independent consulting practice which provided a full range of business consulting services to improve the profitability, growth, and effectiveness of businesses and organizations. From May 2008 until August 2011 Mr. Kranack was Vice President of Human Resources and Corporate Services at ACN, Inc. Mr. Kranack also serves on the Board of Directors for WEBD (Working to Educate Build and Develop), which works with historically black colleges and universities throughout North Carolina. Age 40.

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Patrick Oakes. Mr. Oakes has served as Executive Vice President and Chief Financial Officer since August 2012. He is a senior financial executive with over 20 years of experience in banking, finance and capital markets. Prior to his employment with Square 1 Bank, he served as Executive Vice President and Chief Financial Officer of Encore Bancshares, Inc. and Senior Vice President and Treasurer for Sterling Bancshares, Inc. Mr. Oakes is a Chartered Financial Analyst. He received his undergraduate degree from Texas A&M University, and his MBA from Richmond, The American International University in London. Age 45.

Gregory Thompson is Executive Vice President—Shared Services. Mr. Thompson leads the IT, Operations, Specialty Lending Division, Strategy, Marketing and Communications and Legal functions for Square 1 Financial and Square 1 Bank. Mr. Thompson is a certified public accountant and certified management accountant and brings over 25 years of financial services experience, including 20 years with Wells Fargo and its predecessors where he had responsibility for a wide range of activities including commercial and consumer CFO, M&A due diligence, and management reporting. Prior to joining Square 1 in August 2011, Mr. Thompson served as Managing Director of GB Thompson and Associates LLC, a consulting practice providing strategy, operational and financial services to community banks in the Carolinas from September 2009 until August 2011. Mr. Thompson received his undergraduate degree from Louisiana Tech University. Age 51.

Frank Tower. Mr. Tower is Executive Vice President—East Banking. Mr. Tower has more than 20 years of experience financing high growth, venture-backed technology and life science companies. Prior to joining Square 1 Bank in January 2014, Mr. Tower was a Founding General Partner of Gold Hill Capital, an independent private equity firm providing debt and equity capital to rapid growth technology companies. Mr. Tower was involved in all aspects of fund deployment, portfolio management and strategic direction as a senior member of Gold Hill’s investment and operating committees. From 1992 to 2003, Mr. Tower was with Silicon Valley Bank, including as Senior Credit Officer and Senior Vice President/Manager of the Mid-Atlantic Region. Mr. Tower graduated with a Bachelor of Science degree in Finance and Investments from Babson College. Age 47.

Christopher J. Woolley. Mr. Woolley is a Founder of Square 1 Bank and serves as Executive Vice President—Banking West, with responsibility for the Banking practice in the western United States, other than Silicon Valley. Mr. Woolley previously worked at Imperial Bank and Comerica Bank from 1996 to 2005, where he was the founding Senior Vice President/Regional Manager for the Emerging Growth practice in the Pacific Southwest and Chair of the National Life Sciences Committee. From 1990 to 1996, he was a Vice President with the middle market lending group of Wells Fargo. Mr. Woolley is a certified public accountant who began his career with Arthur Andersen & Co. and has also worked as a chief financial officer and as an investment advisor. Age 55.

Item 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP to be Square 1 Financial’s independent registered public accounting firm for the 2014 fiscal year, subject to ratification by stockholders. A representative of Grant Thornton LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so. If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee will consider other independent registered public accounting firms.

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The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by, or paid to the principal executive officer and the three other most highly compensated executive officers of the Company during the year ended December 31, 2013. Throughout this proxy statement, these four officers are referred to as our “named executive officers.” As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended.

The compensation reported in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future. We will continue to review, evaluate and modify our compensation framework to maintain a competitive total compensation package. As such, and as a result of our becoming a publicly-traded company, the compensation program could vary from our historical practices.

Our named executive officers for 2013, which consist of our principal executive officer and the three other most highly compensated executive officers, included:

•	Douglas H. Bowers, President and Chief Executive Officer, member of the Board of Directors of Square 1 Financial, and Chairman of the Board of Directors of Square 1 Bank;

•	Patrick Oakes, Executive Vice President and Chief Financial Officer;

•	Gregory Thompson, Executive Vice President—Shared Services; and

•	Judith E. Erwin, Executive Vice President—Venture Capital Services and Global Treasury Management.

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Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the fiscal year ended December 31, 2013. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by Square 1 Bank, where each serves in the same capacity.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards	Nonequity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Douglas H. Bowers	2013	$500,000	$422,000	—	$325,000	$67,047	$1,314,047
President and Chief Executive Officer

Patrick Oakes	2013	250,000	137,680	—	130,000	33,177	550,857
Executive Vice President and Chief Financial Officer

Gregory Thompson	2013	249,583	114,920	—	115,000	127,846	607,349
Executive Vice President— Shared Services

Judith E. Erwin	2013	270,833	146,560	—	155,000	32,629	605,022
Executive Vice President— Venture Capital Services and Global Treasury Management

(1)	Represents the aggregate grant date fair value of the grant of 25,000, 11,000, 9,000 and 12,000 Restricted Stock Units to Messrs. Bowers, Oakes, Thompson and Ms. Erwin, respectively, computed in accordance with FASB ASC Topic 718 based on a per share price of $8.88. The amounts also include aggregate grant date fair value of the grant of 15,267, 3,053, 2,672 and 3,053 Restricted Stock Units to Messrs. Bowers, Oakes, Thompson and Ms. Erwin, respectively, computed in accordance with FASB ASC Topic 718 based on a per share price of $13.10.
(2)	Represents the cash component of 2013 awards under the Square 1 Bank Corporate Incentive Plan.
(3)	Details of the amounts reported in the “All Other Compensation” column are provided in the table below. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each named executive officer:

Item	Douglas H. Bowers	Patrick Oakes	Gregory Thompson	Judith E. Erwin
Employer matching contribution to 401(k) plan	$15,476	$10,200	$10,200	$7,971
Relocation allowance	—	—	94,149	—
Bank owned life insurance (1)	2,490	536	788	1,278
Trip for top performers	1,210	1,450	1,543	1,513
Country club dues	14,010	—	—	—
Warrant incentive compensation plan payments (2)	25,000	20,000	20,000	20,000
Tax gross ups	8,861	992	1,167	1,869

Total	$67,047	$33,177	$127,846	$32,629

(1)	The named executive officers receive supplemental life insurance coverage under split dollar life insurance agreements related to the Bank’s bank owned life insurance program. The benefit is the lesser of $1.0 million or three times the executive’s then current base salary reduced by benefits paid under the Square 1 Bank group term life insurance plan.
(2)	Reflects payments made to the named executive officers under the Warrant Incentive Compensation Plan. Please see the section titled “Executive Compensation—Warrant Incentive Compensation Plan” for more information.

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Employment Agreements. Square 1 Financial and Square 1 Bank have entered into employment agreements with Messrs. Bowers, Oakes and Thompson and Ms. Erwin (collectively, the “executives” or individually, the “executive”). Square 1 Financial and Square 1 Bank intend for these agreements to help ensure that they maintain a stable and competent management base.

The employment agreements provide for initial terms of three years (Mr. Bowers) and two years (Messrs. Oakes and Thompson) which may be extended annually for an additional year in the sole discretion of the Board so that the remaining term is extended to its original duration. The employment agreement for Ms. Erwin provides for an initial term ending on August 8, 2008, renewable for additional one-year periods on an automatic basis, unless notice of non-renewal is provided at least six months prior to the end of the current term. The agreements for Messrs. Bowers, Oakes and Thompson also provide for an extension of the term for one year after a “change of control” (as defined in the agreement) if the remaining term is less than one year as of the effective date of the change of control. The agreements specify each executive’s base salary and eligibility to participate in the cash-and equity-based incentive programs and employee benefit plans.

Under the agreements, the executives agree to maintain the confidentiality of non-public information and trade secrets learned during the course of employment and further agree that Square 1 Financial and Square 1 Bank maintain ownership over their work product (as defined in the agreement). In addition, during their employment and for a specified period following termination of employment, the executives are subject to restrictive covenants relating to their ability to (i) solicit customers for or on behalf of a competing business (as defined under the agreement), (ii) recruit employees of Square 1 Bank or Square 1 Financial for another business, or (iii) serve as directors, officers or employees of a competing business. The term of the restrictive covenants range from 24 months in the case of Messrs. Bowers and Oakes to 12 months in the case of Mr. Thompson and Ms. Erwin (24 months following a change in control).

Under the agreements, Square 1 Financial or Square 1 Bank may terminate an executive at any time for “cause” (as defined in the employment agreements). The executive receives no severance payments or further benefits under the agreement upon termination for cause. Upon voluntary termination of employment, the executive receives only accrued compensation and vested benefits through the termination date. The agreements provide for specified severance if the executive’s employment is terminated by Square 1 Bank or Square 1 Financial without cause or if the executive voluntarily terminates employment “with good reason” (as defined in the agreement). See , “— Potential Payments upon Termination or Change in Control .”

Potential Payments upon Termination or Change in Control

Our employment agreements with our named executive officers provide for certain payments to be made in connection with their termination of employment in certain circumstances.

Upon a termination of employment by us without “cause” (as defined in the employment agreement) or by the named executive officer for “good reason” (as defined in the employment agreement), in addition to any accrued or earned but unpaid amounts, subject to the execution of a general release of claims in favor of Square 1 Financial and Square 1 Bank, the named executive officer will be entitled to (i) a lump-sum payment equal to a multiple of their then current base salary (two times’ base salary for Mr. Bowers and one times’ base salary for Messrs. Oakes and Thompson and Ms. Erwin. If, after a change in control (as defined the employment agreement), an executive is terminated without “cause” or voluntarily terminates for “good reason,” the severance benefit is based on a multiple of then current base salary and bonus (three times the sum of base salary and three-year average bonus for Mr. Bowers and two times the sum of base salary and target bonus for the year of termination for Messrs. Oakes and Thompson). However, with respect to a termination that occurs in connection with a change in control, the payments are subject to reduction if the severance benefit, whether alone or in conjunction with other payments or benefits that are contingent on the change in control, create an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. For each executive, payment of severance benefits is also conditioned upon the execution of a release of claims against Square 1 Financial and Square 1 Bank.

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Annual Incentive Compensation

We maintain an annual incentive compensation plan for key employees which is designed to maximize the achievement of corporate, business unit and individual performance goals. A participant’s award under the plan takes into account our overall financial performance, the participant’s performance against his or her own designated individual performance objectives and, for certain participants, his or her own business unit’s performance. Awards under the plan may be made in the form of a cash payment and/or an equity-based award under the then effective equity compensation plan of Square 1. The plan is administered by the Compensation Committee which, annually, (i) establishes the performance criteria applicable to the determination of awards, (ii) designates the employees or classes of employees eligible to participate in the plan, and (iii) determines the potential targets of incentive compensation opportunities for eligible participants. The individual and/or business unit performance goals applicable to the determination of a participant’s (other than our Chief Executive Officer and any Executive Vice President) award are determined with the participant and his or her manager, with review and approval of such goals by the Executive Vice President in charge of the participant’s business unit. The individual performance goals for our Chief Executive Officer and all Executive Vice Presidents are approved by the Compensation Committee. Performance goals and evaluations include, but are not limited to, achieving net operating income at the regional and company level, credit quality of the loan portfolio, new and enhanced client relationships, noninterest income, expense management, and adherence to Square 1’s values.

Warrant Incentive Compensation Plan

The Warrant Incentive Compensation Plan (the “Warrant Plan”) is intended to: (i) provide incentive compensation to key employees of Square 1 Bank and Square 1 Financial; (ii) encourage them to remain employees; (iii) reward them for contributing materially to the success of Square 1 Bank and Square 1 Financial; and (iv) further their identity of interests with those of shareholders of the Square 1 Financial. The Warrant Plan is administered by the Compensation Committee and all compensation paid under the Warrant Plan is derived from the proceeds of liquidation of warrants received by Square 1 Bank as consideration for loans. Compensation paid under the Warrant Plan is limited to 30% of the net warrant income generated with respect to all warrants held by Square 1 Bank that are converted into cash in a given fiscal year. Participants of the Warrant Plan include those employees of Square 1 Bank or Square 1 Financial who are responsible for originating the loans from which the warrants are derived and other eligible employees as determined by the Chief Executive Officer and the Compensation Committee. Upon a change of control of Square 1 Bank or Square 1 Financial (as defined in the Warrant Plan), any existing interests in the Warrant Plan will immediately vest and any funds being held by Square 1 Bank or Square 1 Financial from the liquidation of warrants shall be immediately paid to the designated participants. The Warrant Plan is intended to be a payroll practice of the Bank that is not subject to ERISA and is not intended to be a nonqualified deferred compensation plan that is subject to Section 409A of the Internal Revenue Code.

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Equity Incentive Compensation

We maintain our 2009 Stock Incentive Plan (the “2009 Plan”) as a means of attracting, retaining, motivating and rewarding employees and non-employee directors of Square 1 Financial and Square 1 Bank. We use the plan to provide competitive compensation opportunities, to recognize individual contributions, to reward the achievement of business objectives, and to promote the creation of long-term value for shareholders by closely aligning the interests of key personnel with our shareholders. We have made awards under the plan on a free-standing basis or in conjunction with the settlement of awards under our annual incentive compensation program.

We currently have 2,820,542 shares reserved for awards under the plan, consisting of authorized and unissued shares or treasury shares. As of May 1, 2014, 1,298,330 stock options were outstanding under the 2009 Plan, 750,060 of which were exercisable. Of the currently outstanding stock options, 1,123,330 have an exercise price of $6.00; 44,500 have an exercise price of $6.75; and 130,500 have an exercise price of $6.875. Under the 2009 Plan, 915,108 shares remain available for issuance to directors, officers and employees pursuant to the plan. All stock options vest in equal installments over a period of five years beginning on the first anniversary of the date of grant. In addition, as of May 1, 2014, 592,024 restricted stock units were outstanding. The restricted stock units vest according to one of three schedules: (a) retention grants vest in equal installments over a period of three years beginning on the first anniversary of the date of the grant; (b) new hire grants vest in equal installments over a period of five years beginning on the first anniversary of the date of grant; (c) corporate incentive grants vest in three equal installments over a period of two years, with one-third vesting immediately, and another one-third vesting on the first and second anniversaries of the date of grant; and (d) annual award grants to directors vest 100% on the first anniversary of the date of grant.

The 2009 Plan provides for the grant of incentive stock options, nonstatutory stock options, non-statutory stock options, restricted stock, and other stock-based awards such as restricted stock units and stock appreciation rights (“SARs”). Under the plan, the exercise price of an option and the base price of SAR may not be less than the fair market value of a share on the grant date. The maximum term of each option or SAR is ten years. Subject to these limits, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation Committee. Options may be exercised by payment of the exercise price in cash or its equivalent, or, at the discretion of the Compensation Committee, using shares having a fair market value equal to the exercise price. These exercise methods may include withholding of option shares to pay the exercise price, tendering previously acquired shares and, to the extent permitted by law, by means of a “cashless” exercise involving a broker. The Compensation Committee is also authorized to grant restricted stock and restricted stock units. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and are forfeited in the event of a separation from service in specified circumstances. Aside from the risk of forfeiture and non-transferability, an award of restricted stock may entitle the participant to the rights of a shareholder, including the right to vote the shares and to receive dividends, which dividends could be either forfeitable or non-forfeitable. Any of these rights may be limited by the Compensation Committee.

Under the 2009 Plan, we are required to adjust the number and kind of shares subject to the share limitations and individual awards, as well as to the exercise price, grant price or purchase price relating to any award, upon the occurrence of specific corporate events such as a large, special and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, merger, consolidation, spin-off, business combination or other similar corporate transaction or event affecting Square 1 Financial common stock.

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The 2009 Plan is administered by the Compensation Committee, which is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate, specify times at which awards will be exercisable or settled, set other terms and conditions of such awards, waive or amend any terms, conditions, restrictions or limitations on an award; prescribe forms of award agreements, establish and interpret performance goals and business criteria in connection with awards and evaluate the level of performance, and make all other determinations which may be necessary or advisable for the administration of the 2009 Plan.

The 2009 Plan authorizes the Compensation Committee to provide for forfeiture of awards and award gains in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of the our business, including during specified periods following separation from service.

The Compensation Committee will determine, among other things, the vesting schedule of awards, the circumstances resulting in forfeiture of awards, the post-termination exercise periods of options and SARs, and the events resulting in acceleration of the right to exercise and the lapse of restrictions. Unless otherwise determined by the Compensation Committee at the time an award is made, a participant’s award(s) under the plan will vest in full upon the participant’s death or disability. In the event a participant’s employment or service is terminated for cause, all unvested awards are forfeited and all unexercised stock options are cancelled.

The 2009 Plan provides that, in the event of a “change in control” (as defined in the plan), all outstanding awards will immediately vest and become fully exercisable and, any restrictions and forfeiture conditions of such awards will lapse. The Compensation Committee can provide for different treatment of an award upon a change in control by so specifying at the grant date. In the event of a change in control, the Committee may unilaterally determine that all outstanding awards are cancelled and that the value of such awards, as determined by the Committee, be paid out in cash in an amount based on the value received by Square 1 Financial shareholders in the transaction. However, no cash settlement will occur with respect to any award if the Committee reasonably determines in good faith prior to the occurrence of a change in control that such awards will be assumed by any successor to Square 1 Financial.

The Board may amend, suspend or terminate the 2009 Plan without the consent of shareholders or participants, except that any amendment to the plan must be submitted to shareholders if an amendment would materially increase the number of shares reserved for issuance, change the types of awards available under the plan, expand the class of persons eligible to receive awards under the plan, extend the term of the plan or decrease the exercise price at which options may be granted. Unless earlier terminated, the authority of the Compensation Committee to make grants under the 2009 Plan will terminate on September 13, 2015.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table shows the number of shares of our common stock covered by stock options and restricted stock units held by our named executive officers as of December 31, 2013. All of the awards shown in the table below were granted under the 2009 Plan. All of the stock options and restricted stock units shown in the table below were granted with a per share exercise price equal to the fair market value of our common stock on the grant date. Each of the stock options and restricted stock units set forth below vests ratably in either three or five installments as determined by the Compensation Committee. No stock options were exercised by the named executive officers during fiscal 2013.

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	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)

Douglas H. Bowers	3/29/2011	80,000	120,000	6.00	3/29/2018	34,133	303,101
Patrick Oakes	8/13/2012	10,000	40,000	6.88	8/13/2019	11,000	97,680
Gregory Thompson	8/8/2011	16,000	24,000	6.00	8/8/2018	9,000	79,920
Judith E. Erwin	8/2/2010	54,000	36,000	6.00	8/2/2017	12,000	106,650

OTHER INFORMATION RELATING TO

DIRECTORS AND EXECUTIVE OFFICERS

Policies and Procedures Governing Related Persons Transactions

Transactions by Square 1 Bank or us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Square 1 Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Square 1 Bank to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.

Our formal written policy governing the approval of related party transactions complies with all applicable requirements of the SEC and the Nasdaq Global Select Market concerning related party transactions. Related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of Square 1 Financial include directors (including nominees for election as directors), executive officers, 5% shareholders and the immediate family members of these persons. Our Director of Legal, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Directors Loan Committee of Square 1 Bank and, subsequently, the Board of Directors of Square 1 Bank for approval. In determining whether to approve a related party transaction, the Board’s Nominating/Corporate Governance Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

Transactions with Related Persons

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction since January 1, 2012, and each proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

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•	any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Endicott Investments. In connection with our September 2012 private placement offering, we sold 105,318 shares of our Class A common stock and 1,349,227 of our Class B non-voting common stock at a price of $6.875 per share to Endicott and its affiliates.

Castle Creek Investments. In connection with our September 2012 private placement offering, we sold 140,203 shares of our Class A common stock and 587,070 of our Class B non-voting common stock at a price of $6.875 per share to Castle Creek and its affiliates.

Patriot Investments. In connection with our September 2012 private placement offering, we sold 727,273 shares of our Class A common stock at a price of $6.875 per share to Patriot and its affiliates.

Northaven Investments. In connection with our December 2012 private placement offering, we sold 20,000 shares of our Class A common stock at a price of $6.875 per share to Northaven.

Basswood Investments. In connection with our September 2012 private placement offering, we sold 89,765 shares of our Class A common stock at a price of $6.875 per share to Basswood.

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, Square 1 Bank or us in the ordinary course of business. These transactions include deposits and loans. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this proxy statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as their immediate family members and affiliates.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than January 23, 2015. If next year’s annual meeting is held on a date more than 30 calendar days from June 24, 2015, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

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The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Company’s Board of Directors or by a stockholder who has given appropriate notice to the Company before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given the Company appropriate notice of its intention to bring that business before the meeting. The Company’s secretary must receive notice of the nomination or proposal not less than 90 and not more than 120 days before the annual meeting; provided, however, that if less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to the Company concerning the nature of the new business, the stockholder, the stockholder’s ownership in the Company and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder. A copy of the Company’s Bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to Square 1 Financial, Inc., 406 Blackwell Street, Suite 240, Durham, North Carolina 27701. Communications to the Board of Directors should be in the care of Robert Muehlenbeck, Chairman of the Board. Communications to individual directors should be sent to such director at the Company’s address. It is in the discretion of the Chairman of the Board whether any communication sent to the full Board should be brought before the full Board.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

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1

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 24, 2014.

Vote by Internet

- Go to **www.envisionreports.com/SQBK**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold
01 - Paul R. Burke	☐	☐
02 - John T. Pietrzak	☐	☐
03 - W. Kirk Wycoff	☐	☐

	For	Against	Abstain
2. The ratification of the appointment of Grant Thornton LLP as independent auditors for the Company for the fiscal year ending December 31, 2014.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. If shares are held jointly, each holder may sign, but only one signature is required. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Square 1 Financial, Inc.

On June 24, 2014, Square 1 Financial, Inc. ("Square 1 Financial" or the "Company") will hold its annual meeting of stockholders at the Washington Duke Inn & Golf Club, 3001 Cameron Boulevard, Durham, North Carolina. The meeting will begin at 4:00 p.m., local time. At the meeting, stockholders will consider and act on proposals listed on the reverse side.

The Company's Board of Directors consists of twelve members. All of the current directors are independent under the listing standards of the Nasdaq Stock Market, except for Douglas H. Bowers, who is an employee of the Bank and the Company, and Susan G. Casey, who was an employee of the Bank within the last three years. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors' nominees to serve for a three-year term or until their respective successors have been elected and qualified, are Paul R. Burke, John T. Pietrzak, and W. Kirk Wycoff. All nominees are also currently directors of the Bank.

(Items to be voted appear on reverse side.)